FREEDOM INVESTMENT TRUST II


                        Instrument Changing Name of Trust

         The Trustees of Freedom Investment Trust II (the "Trust"), hereby amend the Trust's Amended and Restated Declaration of Trust, dated July 1, 1996, to the extent necessary to reflect the change of name of the Trust to John Hancock Investment Trust III, effective March 1, 1997.

         IN WITNESS WHEREOF, the undersigned has executed this instrument on the 13th day of November 1996.


/s/Dennis S. Aronowitz
-----------------------------                          -------------------------
Dennis S. Aronowitz                                    William F. Glavin

/s/Edward J. Boudreau, Jr.                             /s/Anne C. Hodsdon
-----------------------------                          -------------------------
Edward J. Boudreau, Jr.                                Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                             /s/John A. Moore
-----------------------------                          -------------------------
Richard P. Chapman, Jr.                                John A. Moore

/s/William J. Cosgrove                                 /s/Patti McGill Peterson
-----------------------------                          -------------------------
William J. Cosgrove                                    Patti McGill Peterson

/s/Douglas M. Costle                                   /s/John W. Pratt
-----------------------------                          -------------------------
Douglas M. Costle                                      John W. Pratt

/s/Leland O. Erdahl                                    /s/Richard S. Scipione
-----------------------------                          -------------------------
Leland O. Erdahl                                       Richard S. Scipione

/s/Richard A. Farrell                                  /s/Edward J. Spellman
-----------------------------                          -------------------------
Richard A. Farrell                                     Edward J. Spellman

/s/Gail D. Fosler
-----------------------------
Gail D. Fosler


         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

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COMMONWEALTH OF MASSACHUSETTS )
                              )ss
COUNTY OF SUFFOLK             )



         Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, John W. Pratt, and Edward J. Spellman, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 13th day of November, 1996.


                                                 /s/ Ann Marie White
                                                 -------------------------------
                                                 Notary Public

                                                 My commission expires: 10/20/00